                                                                       EXHIBIT 5

                           WEIL, GOTSHAL & MANGES LLP
      A Limited Liability Partnership Including Professional Corporations
                   767 Fifth Avenue, New York, NY 10153-0119
                                 (212) 310-8000
                              Fax: (212) 310-8007


                                  June 28, 1996



Imo Industries Inc.
1009 Lenox Drive, Building Four West
Lawrenceville, New Jersey 08648

Ladies and Gentlemen:

                  We have acted as counsel to Imo Industries Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of the Company's Registration Statement on Form S-4, File No. 333-3477 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to $155,000,000 principal amount at maturity of the Company's 11-3/4% Senior Subordinated Notes due 2006 (the "Notes").

                  In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Indenture dated as of April 15, 1996 (the "Indenture") between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"), pursuant to which the Notes will be issued, the form of the Notes included as Exhibit 4.2 to the Registration Statement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this

Imo Industries Inc.
June 28, 1996
Page 2

opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

                  Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Notes are duly authorized and, when duly executed on behalf of the Company, authenticated by the Trustee and delivered in accordance with the terms of the Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  The opinion expressed herein is limited to the law of the State of New York, the corporate law of the State of Delaware and the federal law of the United States, and we express no opinion as to the effect on the matters covered by this letter of the law of any other jurisdiction.

                  This opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent, except that we hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our name under the caption "Legal Matters" in the prospectus which is a part of the Registration Statement.

                                          Very truly yours,


                                          /s/ Weil, Gotshal & Manges LLP